Exhibit 10.32

Execution Version

AMENDMENT NO. 1 TO
THE THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF FALCON’S CREATIVE GROUP, LLC

This AMENDMENT NO. 1 (this “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of Falcon’s Creative Group, LLC (the “Company”), dated as of September 4, 2023, by and between Falcon’s Beyond Global, LLC, a Florida limited liability company (“FBG”), and QIC Delaware, Inc., a Delaware corporation (“QIC”) (as amended, supplemented, modified or restated from time to time, the “LLC Agreement”), is made as of March 18, 2024.

WHEREAS, the Board, FBG and QIC desire to amend the LLC Agreement in accordance with Section 7.6(e)(xviii) and Section 11.2 thereof, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. All capitalized terms used, but not otherwise defined, herein shall have the meanings assigned thereto in the LLC Agreement.

SECTION 2. Amendments to the LLC Agreement.

1.	The language in the beginning of Section 7.6(e) of the LLC Agreement prior to clause (i) thereof is amended and restated as follows:

“(e) QIC Consent Rights. Until such date that QIC holds less than 25% of the Preferred Units it held as of the Effective Date, without the prior consent of QIC, the Company shall not, and shall cause each other Group Company not to (or, in the case of Section 7.6(e)(ii), (xiii), (xiv), (xxiv) and (xxv) FBG shall not, and shall cause the Company Parent Entities not to):”

2.	Section 7.6(e)(xiv) of the LLC Agreement is amended and restated as follows:

“(xiv) grant any benefits (other than health and welfare benefits consistent with past practices), payments or equity or equity-based compensation to any employee or other service provider of a Group Company with the exception of the equity awards granted by FBG in the fourth quarter of 2023;”

3.	The following new Section 7.15 of the LLC Agreement is hereby added immediately after Section 7.14 of the LLC Agreement:

“Section 7.15 FBG LTIP. In the event that an employee or other service provider of FBG or its Subsidiaries or Affiliates that provides services to a Group Company pursuant to the Intercompany Services Agreement receives an equity award from Falcon’s Beyond Global, Inc., such employee or other service provider may not participate in the Falcon’s Beyond Global, LLC Long-Term Incentive Plan (the “Long-Term Incentive Plan”) without the prior written consent of QIC. In the event that a Group Company makes payment of any fees, costs or liabilities under the Long-Term Incentive Plan in connection with an award granted thereunder that is subsequently forfeited, FBG shall provide an appropriate credit (or refund) to FCG of such fees, costs or liabilities pursuant to the Intercompany Services Agreement.”

SECTION 3. Remaining Effect. Except as specifically amended in this Amendment, the LLC Agreement remains in effect without change. All references to the LLC Agreement set forth therein shall hereafter be deemed to refer to the LLC Agreement as amended by this Amendment.

SECTION 4. Governing Law. This Amendment, including its existence, validity, construction and operating effects, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to otherwise governing choice of law or conflict of laws principles.

SECTION 5. Counterparts. This Amendment may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first written above.

FBG:

FALCON’S BEYOND GLOBAL, LLC

By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Chief Executive Officer

QIC:

QIC DELAWARE, INC.

By:	/s/ Alain-Franck Lacombe
Name:	Alain-Franck Lacombe
Title:	President and Secretary

[Signature Page to Amendment No. 1 to LLC Agreement]

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